Exhibit 99.2

Devcon International Corp.

UNAUDITED CONSOLIDATED PRO FORMA DATA

BASIS OF PRESENTATION

The following unaudited pro forma consolidated balance sheet and statements of operations combine the historical consolidated financial statements of the Company and Starpoint Limited Partnership and Subsidiaries (“Starpoint”). On February 28, 2005, we acquired substantially all of the operating assets of Starpoint for $40.2 million in cash, plus transaction costs, which amounted to approximately $0.5 million. We have recorded the acquisition using the purchase method of accounting. We have utilized $24.6 million of the $35.0 million available under our credit agreement (the “Credit Agreement”), dated as of February 28, 2005, to pay a portion of the cash purchase price for the acquisition; the balance of the purchase price, including payment of transaction costs, was satisfied by using cash on hand.

We derived the audited pro forma consolidated balance sheet and statements of operations data from our audited consolidated financial statements for the twelve months ended December 31, 2004 and the audited financial statements of Starpoint for the twelve months ended December 31, 2004. The financial statements used in preparing the pro forma financial data are summarized and should be read in conjunction with our complete historical consolidated financial statements filed in Form 10-K, on April 15, 2005.

The pro forma consolidated balance sheet as of December 31, 2004, gives effect to the purchase of Starpoint using the purchase method of accounting as if the acquisition and the borrowings under the Credit Agreement to finance the acquisition had been consummated on December 31, 2004. The pro forma consolidated statement of operations for the year ended December 31, 2004 gives effect to the acquisition using the purchase method of accounting as if the acquisition and the Credit Agreement had been consummated at January 1, 2004. The pro forma consolidated balance sheet and pro forma consolidated statements of operations also give effect to certain adjustments that are directly attributable to the acquisition of Starpoint.

The unaudited pro forma condensed consolidated financial statements have been prepared based upon currently available information and assumptions that are deemed appropriate by the Company’s management. We are providing the pro forma consolidated financial information for illustrative purposes only. The companies may have performed differently had they been combined during the periods presented. You should not rely on the unaudited pro forma consolidated financial information as being indicative of the historical results that would have been achieved had the companies actually been combined during the periods presented or the future results that the combined company will experience. The unaudited pro forma consolidated statements of operations do not give effect to any cost savings or operating synergies expected to result from the acquisition or the costs to achieve such cost savings or operating synergies.

Devcon International Corp.

Pro Forma Consolidated Balance Sheet

As of December 31, 2004

(unaudited)

	Devcon International Corporation	Starpoint Limited Partnership [A]	Subtotal	Pro-forma Adjustments	Notes	Pro-forma
Assets
Cash and cash equivalents	34,928,162	141,421	35,069,583	(17,362,104)	(1) (3)	17,707,479
Accounts Receivable-Trade, Net	8,129,024	1,487,956	9,616,980			9,616,980
Accounts Receivable, related party, net	1,046,282		1,046,282			1,046,282
Notes receivable	2,611,647		2,611,647			2,611,647
Notes receivable, related party	774,622		774,622			774,622
Costs and estimated earning in excess of billings	1,130,184		1,130,184			1,130,184
Inventories	3,324,237	238,610	3,562,847			3,562,847
Prepaid Expenses	746,991	110,546	857,537	(110,546)	(1)	746,991
Prepaid taxes	4,401,480	—	4,401,480			4,401,480
Other Current Assets	4,427,077	74,544	4,501,621			4,501,621

Total Current Assets	61,519,706	2,053,077	63,572,783	(17,472,650)		46,100,133

Property, plant and equipment, net			—			—
Land	1,485,068		1,485,068			1,485,068
Buildings	846,871		846,871			846,871
Leasehold improvements	2,515,280	409,309	2,924,589	(409,309)	(4)	2,515,280
Equipment	49,356,786	3,142,599	52,499,385	(2,829,599)	(1) (4)	49,669,786
Furniture and fixtures	948,238	153,001	1,101,239	(153,001)	(4)	948,238
Construction in process	2,019,324		2,019,324			2,019,324

Total Property Plant and equipment	57,171,567	3,704,909	60,876,476	(3,391,909)		57,484,567
Less accumulated depreciation	(29,426,485)	(3,161,123)	(32,587,608)	3,161,123	(1)	(29,426,485)

Total property, plant and equipment, net	27,745,082	543,786	28,288,868	(230,786)		28,058,082

Investments in unconsolidated joint ventures and affiliates, net	362,434		362,434			362,434
Notes receivable	1,318,079		1,318,079			1,318,079
Notes receivable, related party	2,000,385		2,000,385			2,000,385
Intangible assets, net of amortization	4,320,815	8,857,173	13,177,988	12,286,827	(1) (2)	25,464,815
Goodwill	1,114,524		1,114,524	20,729,129	(2)	21,843,653
Other long term assets	3,284,044	29,553	3,313,597	996,761	(1) (5)	4,310,358

Total Assets	101,665,069	11,483,589	113,148,658	16,309,281		129,457,939

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts Payable, trade and other	4,928,500	154,940	5,083,440			5,083,440
Accrued Expenses and other liabilities	5,422,120	825,184	6,247,304	(288,049)	(1)	5,959,255
Unearned monitoring revenue	406,653	2,500,795	2,907,448			2,907,448
Accrued expense, retirement and severance	948,212		948,212			948,212
Current installments of long term debt	80,094		80,094			80,094
Current installments of long term debt, related party	1,725,000	56,709,653	58,434,653	(56,709,653)	(1)	1,725,000
Billings in excess of costs and estimated earnings	206,130		206,130			206,130
Billing in excess of costs and estimated earnings, related party	538,451		538,451			538,451
Deferred tax liability	4,080,000		4,080,000			4,080,000
Income tax payable	1,125,204		1,125,204			1,125,204

Total Current Liabilities	19,460,364	60,190,572	79,650,936	(56,997,702)		22,653,234

Liabilities subject to compromise	—	934,005	934,005	(934,005)	(1)	—
Long tern debt, excluding current installments	564,440	—	564,440	24,600,000	(3) (6)	25,164,440
Retirement and severance	—	—	—			—
Deferred Tax Liability	4,012,596	—	4,012,596			4,012,596
Other Long Term Liabilities	644,751	—	644,751			644,751

Total Liabilities	24,682,151	61,124,577	85,806,728	(33,331,707)		52,475,021

Shareholders’ Equity
Common Stock	575,305		575,305			575,305
Additional Paid-in Capital	29,789,727		29,789,727			29,789,727
Retained Earnings	48,106,129	(49,640,988)	(1,534,859)	49,640,988	(1)	48,106,129
Accumulated other comprehensive loss	(1,389,665)		(1,389,665)			(1,389,665)
Treasury stock, at cost	(98,578)		(98,578)			(98,578)

Total Shareholders’ Equity	76,982,918	(49,640,988)	27,341,930	49,640,988		76,982,918

Commitments and contingencies	—
Total Liabilities and Shareholders’ Equity	101,665,069	11,483,589	113,148,658	16,309,281		129,457,939

[A]	Represents the balance sheet for Starpoint Limited Partnership and its Consolidated Subsidiaries (Debtors-In-Possession), which we acquired on February 28, 2005, as of December 31, 2004.

Devcon International Corp.

Notes to Pro Forma Consolidated Balance Sheet

(unaudited)

(1)	To reflect assets not acquired and liabilities not assumed in the acquisition.

(2)	The account balances of Starpoint are stated at historical cost. To apply purchase accounting to the acquisition, several of the asset classifications need to be adjusted to state the balances at estimated fair value. The preliminary purchase price allocation is based upon management’s best estimates of fair value and is therefore subject to adjustment. Upon completion of an independent valuation, the purchase price allocation will be finalized and the resulting adjustments will be applied to the assets and liabilities.

The preliminary purchase price allocation is as follows:

Purchase Price Allocation

Accounts Receivable	$1,487,956
Inventory	238,610
Other Current Assets	74,544
Liabilities Assumed	(3,163,317)
Net Fixed Assets	313,000
Contractual Agreements	7,240,000
Customer Relationships	13,904,000
Goodwill	20,729,129

(3)	The amount paid to Adelphia for the purchase of Starpoint was $40,274,371, calculated at February 28, 2005. This represents the contractual purchase price of $41,636,578 and a working capital adjustment of $(1,362,207). The final working capital adjustment will be calculated based on balances that exist as of the date of closing.

The sources and uses of cash for this transaction are as follows:

Transaction Sources and Uses

Uses:
Gross Purchase Price of Assets	$41,636,578
Working Capital Adjustment	(1,362,207)
Transaction Expenses	549,551
Loan Origination Expenses	996,761

Total Uses	$41,820,683

Sources:
Senior Bank Debt	$24,600,000
Cash	17,220,683

Total Sources	$41,820,683

Devcon International Corp.

Notes to Pro Forma Consolidated Balance Sheet (continued)

(unaudited)

(4)	A fixed asset reconciliation is provided as the fixed assets acquired and/or assumed did not include all of the fixed assets on the books of Starpoint and, in applying purchase accounting, certain fixed asset classifications needed to be adjusted to state the balances at estimated fair value.

Fixed Asset Reconciliation

	Per Starpoint Balance Sheet	Adjustment for Fixed Assets Not Acquired	Adjustment of Fixed Assets to Fair Market Value	Pro Forma Fixed Assets
Leasehold Improvements	$409,309	$—	$(409,309)	$—
Equipment	3,142,599	(822,378)	(2,007,221)	313,000
Furniture and Fixtures	153,001	—	(153,001)	—

Less: Accumulated Depreciation	(3,161,123)	747,636	2,413,487	—

Total Property, Plant and Equipment	$543,786	$(74,742)	$(156,044)	$313,000

(5)	The fees associated with the new Credit Agreement totaled $996,761.

(6)	The acquisition resulted in new long-term debt of $24,600,000.

Devcon International Corp.

Pro Forma Consolidated Statement of Operations

For the Twelve Months Ending December 31, 2004

(unaudited)

	Devcon International Corporation	Starpoint Limited Partnership [A]	Subtotal	Pro-forma Adjustments	Notes	Pro-forma
Revenue
Materials Revenue	41,061,332		41,061,332			41,061,332
Materials revenue, related party	1,918,593		1,918,593			1,918,593
Construction revenue	14,657,257		14,657,257			14,657,257
Construction revenue, related party	10,394,281		10,394,281			10,394,281
Security revenue	943,080	19,875,419	20,818,499			20,818,499
Other revenue	183,938		183,938			183,938

Total revenue	69,158,481	19,875,419	89,033,900	—		89,033,900

Cost of Sales
Cost of Materials	(36,083,264)		(36,083,264)			(36,083,264)
Cost of Construction	(17,547,373)		(17,547,373)			(17,547,373)
Cost of Security	(648,200)	(11,599,893)	(12,248,093)	2,258,630	(1)	(9,989,463)
Cost of other	(156,362)		(156,362)			(156,362)

Gross profit	14,723,282	8,275,526	22,998,808	2,258,630		25,257,438

Operating Expenses:
Selling, general and administrative	(15,141,900)	(11,281,095)	(26,422,995)		(2)	(26,422,995)
Severance and retirement	(1,655,968)		(1,655,968)			(1,655,968)
Impairment of assets	(621,926)		(621,926)			(621,926)
Gain on sales of businesses	—		—			—

Operating (loss), as revised	(2,696,512)	(3,005,569)	(5,702,081)	2,258,630		(3,443,451)

Other Income (Expense)	71,300		71,300			71,300
Joint venture equity earnings	(164,051)		(164,051)			(164,051)
Interest income, receivables	2,631,398		2,631,398			2,631,398
Interest income, banks	265,491		265,491			265,491
Interest expense		(7,544)	(7,544)	(2,050,127)	(3)	(2,057,671)
Other Income (Expense)	—		—			—
Gain on Antigua Note	10,970,012		10,970,012			10,970,012

Income (Loss) Before Income Taxes	11,077,638	(3,013,113)	8,064,525	1,739,814		8,273,028

Income tax (expense) benefit	(440,766)		(440,766)	953,567	(4)	512,801

Net income (loss)	$10,636,872	$(3,013,113)	$7,623,759	$1,162,071		$8,785,830

Income (Loss) Per Common Share - Basic	$2.44					$2.01
Income (Loss) Per Common Share - Diluted	$2.09					$1.72

Weighted Average Number of Shares Outstanding:
Basic	4,363,476					4,363,476
Diluted	5,096,566					5,096,566

[A]	Represents the actual results of operations for Starpoint Limited Partnership and its Consolidated Subsidiaries (Debtors-In-Possession), which we acquired on February 28, 2005, as of December 31, 2004.

Devcon International Corp.

Notes to Pro Forma Consolidated Statement of Operations

(unaudited)

(1)	Adjustments were made to asset balances in applying purchase accounting. The following summarizes the adjustment required for depreciation and amortization expense:

Proforma Depreciation and Amortization Adjustments

	Existing	Proforma	Adjustment
Depreciation Expense	$(247,638)	$(78,250)	$169,388
Amortization Expense	(4,203,642)	(2,114,400)	2,089,242

Total Depreciation and Amortization Expense	$(4,451,280)	$(2,192,650)	$2,258,630

Proforma Depreciation Expense:
Gross Net Fixed Assets	$313,000
Remaining Life	4 years

Proforma Depreciation Expense	$(78,250)

Proforma Amortization Expense
New Intangible Assets	$21,144,000
Remaining Life	10 years

Proforma Amortization Expense	$(2,114,400)

(2)	Starpoint recorded a corporate allocation of $1,531,311. Since the acquisition was an acquisition of assets, this expense is not being assumed, however this is not included as a proforma adjustment.

Devcon International Corp.

Notes to Pro Forma Consolidated Statement of Operations (continued)

(unaudited)

(3)	The $24,600,000 of long-term debt is issued under the Credit Agreement at an assumed rate of 7.5%. The Credit Agreement contains provisions regarding unused commitment fees. The overall impact on proforma interest expense is shown as follows:

Proforma Interest Expense Calculation

Interest Rate Calculation
3-Month LIBOR	3.25%
Borrowing Spread	4.25%

Interest Rate	7.00%

Cash Interest Expense Calculation
Outstanding Balance of Credit Agreement	$24,600,000
Interest Rate	7.00%

Cash Interest Expense	$(1,845,000)

Unused Fee Calculation
Face Amount of Credit Agreement	$35,000,000
Outstanding Balance of Credit Agreement	24,600,000

Unused Portion of Credit Agreement	$10,400,000
Unused Fee	0.375%

Unused Fee	$(39,000)

Amortization of Loan Origination Costs
Loan Origination Costs	$996,761
Amortization Period	6 years

Annual Amortization of Loan Origination Costs	$(166,127)

Total Proforma Interest Expense	$(2,050,127)

(4)	Starpoint did not record federal and state income tax expense. We are currently in a federal taxable position and accordingly calculated a proforma income tax expense based upon an effective rate of 34%.